==============================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549

                           ___________________________


                                    FORM 8-K


                           CURRENT REPORT PURSUANT TO
           SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
                         _______________________________


                           CROWN AMERICAN REALTY TRUST
             (Exact name of registrant as specified in its charter)


       Maryland                      1-12216                 25-1713733
(State of incorporation     (Commission File Number)     (I.R.S. Employer
   or organization)                                     Identification No.)


                                Pasquerilla Plaza
                               Johnstown, PA 15901
                                 (814) 536-4441
               (Address of principal executive offices) (Zip code)


==============================================================================
ITEM 5.  OTHER EVENTS

     Crown American Realty Trust, a Maryland real estate investment trust (the "Company") is the managing general partner of Crown American Properties, L.P. and a general partner of Crown American Financing Partnership which own, acquire, operate and develop regional shopping malls in Pennsylvania, Maryland, West Virginia, Virginia, New Jersey, Tennessee and Georgia. The current portfolio includes 25 regional shopping malls. The Company has recently completed an offering of senior preferred shares and the implementation of a buyback program to repurchase up to 1,250,000 of its outstanding common shares. In addition, the Company refinanced mortgage loans totaling approximately $104 million related to three of the Company's regional malls.

Preferred Share Offering Completed in Early July

     The Company completed an offering of 2,500,000 11.00% non-convertible senior preferred shares on July 3, 1997. The preferred shares are non-callable by the Company for ten years and are also not redeemable at the option of the holders. The initial offering price was $50.00 per share. Friedman, Billings, Ramsey & Co., Inc. acted as the sole underwriter for the offering. The net proceeds from the offering of approximately $119 million will be used by the Company to repay approximately $58 million of outstanding indebtedness, fund a common share repurchase program, finance future property acquisitions and development projects, and raise working capital. The planned repayment of debt will fully unencumber several of the Company's properties. The Preferred Shares are listed on the New York Stock Exchange under symbol "CWN Pr A" and began trading on July 3, 1997.

Common Share Repurchase Plan

     The Company intends to repurchase up to 1,250,000 outstanding common shares. The shares may be repurchased from time to time in the open market or in private transactions; the timing and extent of the repurchases will depend on
market conditions. The acquired shares will be held in treasury.   All open
market trades will be made in accordance with applicable Securities and Exchange Commission regulations and will be conducted exclusively by Friedman, Billings, Ramsey & Co., Inc.

Refinancing of Three Mortgage Loans Completed in Late June

     On June 27 and 30, 1997 the Company refinanced mortgage loans on three existing shopping mall properties: Capital City Mall, Harrisburg, Pa.; Oak Ridge Mall, Oak Ridge, Tennessee; and Schuylkill Mall, Frackville, Pa.

     Capital City Mall was refinanced with a new $41.0 million mortgage, placed with a major life insurance company, that has a seven-year maturity, a fixed interest rate of 8.27 percent and 25 year amortization. It replaced a $38.3 million 9.79 percent fixed interest rate mortgage loan that had been scheduled to mature on December 1, 1997. A portion of the proceeds of the new mortgage will be used for an interior renovation of Capital City Mall.

          With respect to Oak Ridge Mall, the Company replaced the existing $25.2 million mortgage with a new mortgage loan from a bank lender totaling $26.0 million, of which $20.0 million was funded and $6.0 million will be drawn in the future to fund planned redevelopment costs at the property. The previous lender also funded a $3.0 million loan at a floating interest rate, currently
8.2 percent; this loan was fully repaid on July 9, 1997. The $20.0 million loan has a five-year maturity and a fixed interest rate of 8.12 percent; the $6.0 million loan for future redevelopment costs will also have a five-year maturity with a floating interest rate during the first year and a fixed rate for the last four years. The repaid $25.2 million mortgage had a floating interest rate of 9.2 percent and principal amortization of $1.2 million per year.

          The Company also extended its existing $36.9 million mortgage loan on Schuylkill Mall for seven years to December 1, 2004; this loan had been scheduled to mature on December 1, 1997. The extended loan will have a fixed interest rate of 8.375% beginning December 1, 1997 with 23 year amortization. The loan currently has a fixed interest rate of 9.79 percent and is non-amortizing.


ITEM 7.   EXHIBITS.

       4.1 Articles Supplementary designating the rights of the holders of the senior preferred shares (filed herewith).


                                    SIGNATURE


          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                              CROWN AMERICAN REALTY TRUST
Date:    July 14, 1997

                              By:  /s/ Terry L. Stevens
                                -----------------------------------
                                Terry L. Stevens
                                Senior Vice President-Finance and
                                Chief Accounting Officer



                         11.00% Senior Preferred Shares
                    (Liquidation Preference $50.00 Per Share)


                             ARTICLES SUPPLEMENTARY


                           CROWN AMERICAN REALTY TRUST


                           ___________________________



              Articles Supplementary Classifying and Designating a
                          Series of Preferred Shares as
                         11.00% Senior Preferred Shares
                           and Fixing Distribution and
                   Other Preferences and Rights of Such Series


                           ___________________________

                            Dated as of July 3, 1997


                           CROWN AMERICAN REALTY TRUST

                                   ___________

              Articles Supplementary Classifying and Designating a
                          Series of Preferred Shares as
                         11.00% Senior Preferred Shares
                           and Fixing Distribution and
                   Other Preferences and Rights of Such Series


                                   ___________

          Crown American Realty Trust, a Maryland real estate investment trust, having its principal office in the Commonwealth of Pennsylvania in the City of Johnstown ("Crown"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

          FIRST: Pursuant to authority conferred upon the Board of Trustees by the Second Amended and Restated Declaration of Trust (the "Declaration") and Bylaws of Crown, the board of trustees of Crown (the "Board of Trustees") adopted resolutions authorizing the creation and issuance of up to 2,875,000 shares, with a liquidation preference of $50.00 per share, of 11.00% Senior Preferred Shares (the "Senior Preferred Shares") and adopted resolutions granting the Board of Trustees with full power and authority, subject to the foregoing resolution, to determine the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the shares of such series. Such preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption, number of shares and dividend rate, as determined by such duly authorized committee are as follows:

          Section 1 Number of Shares and Designation.

          This series of preferred shares shall be designated as 11.00% Senior Preferred Shares (the "Senior Preferred Shares") and the number of shares which shall constitute such series shall not be more than 2,875,000 shares, par value $.01 per share, which number may be decreased (but not below the number thereof then outstanding) from time to time by the Board of Trustees.

          Section 2 Dividend Rights.

          (a) Holders of the Senior Preferred Shares shall be entitled to receive, when, as and if declared by the Board of Trustees, out of funds legally available for the payment of dividends, cumulative, preferential cash dividends in an amount per Senior Preferred Share equal to $5.50 per annum plus the amount of any Additional Dividends (defined below). Each such dividend shall be payable to holders of record as they appear on the share transfer books of Crown on such record dates as provided below.

          (b) All dividends with respect to the Senior Preferred Shares (including Additional Dividends) will be cumulative and will be payable quarterly in arrears in March, June, September and December (on the same dates as dividends on Common Shares, par value $.01 per share (the "Common Shares"), beginning with the dividend payment for September 1997 (each, a "Preferred Dividend Payment Date"). Any dividend payable on the Senior Preferred Shares for any partial dividend period after the initial dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Senior Preferred Shares for each full dividend period will be computed by dividing the annual dividend rate by four. The initial dividend payable on the Senior Preferred Shares in September 1997 will accrue from the date of settlement of the Senior Preferred Shares up to but excluding the initial Preferred Dividend Payment Date. Dividends will be payable to holders of record as they appear in the share records of Crown at the close of business on the applicable record date, which will be the first day of the calendar month in which the applicable Preferred Dividend Payment Date falls or such other date designated by the Board of Trustees for the payment of dividends that is no more than thirty (30) nor less than ten (10) days prior to such Preferred Dividend Payment Date (each, a "Preferred Dividend Record Date").

          (c) No dividends on the Senior Preferred Shares will be declared by the Board of Trustees or paid or set apart for payment by Crown at such time as, and to the extent that, the terms and provisions of any agreement of Crown, including any agreement relating to its indebtedness, or any provisions of the Declaration relating to any series of preferred shares ranking senior to the Senior Preferred Shares as to dividends, prohibit such declaration, payment or setting apart for payment or provide that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment will be prohibited by law. Notwithstanding the foregoing, dividends on the Senior Preferred Shares will accrue whether or not Crown has earnings, whether or not there are funds legally available for the payment of such dividends and whether or not such dividends are declared. Holders of the Senior Preferred Shares will not be entitled to any dividends in excess of full cumulative dividends as described above.

          (d) If any Senior Preferred Shares are outstanding, no full dividends will be declared or paid or set apart for payment on the capital shares of Crown of any other series ranking, as to dividends, on a parity with or junior to the Senior Preferred Shares for any period unless full cumulative dividends (including any Additional Dividends) have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on the Senior Preferred Shares for all past dividend periods and the then current dividend period. When dividends are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the Senior Preferred Shares and any series of preferred shares ranking on a parity as to dividends with the Senior Preferred Shares, all dividends declared upon the Senior Preferred Shares and any series of preferred share ranking on a parity as to dividends with the Senior Preferred Shares will be declared pro rata so that the amount of dividends declared per Senior Preferred Share and such other series of preferred shares will in all cases bear to each other the same ratio that accrued and unpaid dividends per Senior Preferred Share and such other series of preferred shares bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment or payments on the Senior Preferred Shares which may be in arrears.

          (e)    Except  as  provided  in  the  immediately  preceding
     paragraph, unless full cumulative dividends (including any Additional Dividends) on the Senior Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no dividends (other than distributions payable on Common Shares or other capital shares ranking junior to the Senior Preferred Shares as to dividends and upon liquidation, dissolution or winding up of Crown) will be declared or paid or set aside for payment, and no other distribution will be declared or made, upon the Common Shares or any other capital shares of Crown ranking junior to or on a parity with the Senior Preferred Shares as to dividends, nor will any Common Shares or any other capital shares of Crown ranking junior to or on a parity with the Senior Preferred Shares as to dividends or upon liquidation, dissolution or winding up of Crown be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any such shares) by Crown (except by conversion into or exchange for other capital shares of Crown ranking junior to the Senior Preferred Shares as to dividends and upon liquidation, dissolution and winding up).

          (f) Any dividend payment made on Senior Preferred Shares shall first be credited against the earliest accrued but unpaid dividend due with respect to the Senior Preferred Shares which remains payable.

          (g) The Holders of the Senior Preferred Shares may be eligible to receive additional dividends ("Additional Dividends") from time to time in the event that Crown exceeds the defined leverage ratio requirement in Clause 2(g)(i) below.

               (i) Additional Dividends in the amounts described in this Section 2(g) shall be paid quarterly to the holders of the Senior Preferred Shares if Crown's "Total Debt" (defined below) exceeds the product of 6.5 times "EBITDA" (defined below)(the "Leverage Ratio") without the consent of the holders of at least 50% of the Senior Preferred Shares outstanding at that time. Holders who consent to a waiver of such restriction will be paid a consent fee amount to be negotiated at the time of such consent.

               (ii) "Total Debt" means Crown's consolidated debt from income producing properties determined as a weighted average based on the number of days such debt was outstanding. "EBITDA" means Crown's consolidated earnings before interest, taxes, depreciation and amortization. In calculating EBITDA, certain cash flow support payments made by Crown Investments Trust ("Crown Investments") to Crown pursuant to that certain Cash Flow Support Agreement, as amended and restated, dated as of August 17, 1993, between Crown Investments, Crown and Crown American Financing Partnership will be included. Total Debt, EBITDA and the Leverage Ratio will be calculated quarterly, on a trailing four quarters basis, and Crown's independent auditors will audit or perform agreed upon procedures on the calculation commencing with the quarter ending December 31, 1997. Crown will promptly deliver copies of such calculations, together with the related report of independent accountants to all holders of the Senior Preferred Shares.

               (iii) If required to be paid, Additional Dividends will be for an amount per Senior Preferred Share equal to 0.25% of the Preferred Liquidation Preference Amount (defined below) on an annualized basis for the first quarter with respect to which an Additional Dividend is due. For each quarter thereafter that Crown continues to exceed the permitted Leverage Ratio, the Additional Dividend will increase by an amount per Senior Preferred Share equal to an additional 0.25% of the Preferred Liquidation Preference Amount (defined below) on an annualized basis. However, the maximum total dividend on the Senior Preferred Shares, including any Additional Dividends, will not at any time exceed 13.00% of the Preferred Liquidation Preference Amount per annum.

               (iv) If Additional Dividends are payable at any time and thereafter the Leverage Ratio for any quarter is 6.5 or less, the requirement to pay Additional Dividends will terminate beginning with the quarter in which compliance is achieved. Subsequent non-compliance, however, will result in the Additional Dividends again becoming due commencing with the quarter in which the Leverage Ratio is exceeded, calculated as described above in an amount per Senior Preferred Share initially equal to 0.25% of the Preferred Liquidation Preference Amount on an annualized basis and increasing thereafter in quarterly increments as described in clause (iii) above.

          Section 3 Distribution Upon Liquidation, Dissolution or
     Winding Up.

          (a) In the event of any liquidation, dissolution or winding up of Crown, subject to the prior rights of any series of capital shares ranking senior to the Senior Preferred Shares, the holders of Senior Preferred Shares will be entitled to be paid out of the assets of Crown legally available for distribution to its shareholders a liquidation preference equal to the sum of $50.00 per Senior Preferred Share plus an amount equal to any accrued and unpaid dividends thereon (including any Additional Dividends and whether or not earned or declared) to the date of payment (the "Preferred Liquidation Preference Amount"), before any distribution of assets is made to holders of Common Shares or any other capital shares that ranks junior to the Senior Preferred
     Shares as to liquidation rights. After payment of the full amount of the liquidating distributions to which they are entitled, the holders of the Senior Preferred Shares will have no right or claim to any of the remaining assets of Crown.

          (b) In the event that, upon any such voluntary or involuntary liquidation, dissolution or winding up of Crown, the legally available assets of Crown are insufficient to pay the Preferred Liquidation Preference Amount on all outstanding Senior Preferred Shares and the corresponding amounts payable on all shares of other classes or series of capital shares of Crown ranking on a parity with the Senior Preferred Shares in the distribution of assets upon liquidation, dissolution or winding up of Crown, then the holders of the Senior Preferred Shares and all other such classes or series of capital shares will share ratably in any such distribution of assets in proportion to the full liquidating distributions to which they would otherwise be respectively entitled.

          (c) If liquidating distributions have been made in full to all holders of Senior Preferred Shares, the remaining assets of Crown will be distributed among the holders of any other classes or series of capital shares ranking junior to Senior Preferred Shares upon liquidation, dissolution or winding up of Crown, according to their respective rights and preferences and in each case according to their respective number of shares.

          (d) The consolidation or merger of Crown with or into any other corporation, or the sale, lease, transfer or conveyance of all or substantially all of the property or business of Crown, will not be deemed to constitute a liquidation, dissolution or winding up of Crown for these purposes.


          Section 4 Redemption by Crown.

          (a) The Senior Preferred Shares will not be redeemable prior to July 31, 2007, except under certain limited circumstances to preserve Crown's status as a REIT. On and after July 31, 2007, Crown, at its option (to the extent Crown has funds legally available therefor) upon not less than 30 nor more than 60 days written notice, may redeem the Senior Preferred Shares, in whole or in part, at any time or from time to time, for cash at the redemption price per share as set forth in the table below, plus all accrued and unpaid dividends, if any, thereon (whether or not earned or declared) to the date fixed for redemption (the "Redemption Date").

                                                Redemption Price
     Redemption Period                    Per Senior Preferred Share

     July 31, 2007 through July 30, 2009               $52.50
     July 31, 2009 through July 30, 2010               $51.50
     On or after July 31, 2010                         $50.00

          (b) Notwithstanding the foregoing, unless full cumulative dividends on all Senior Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, no Senior Preferred Shares will be redeemed unless all outstanding Senior Preferred Shares are simultaneously redeemed; provided, however, that the foregoing will not prevent the purchase or acquisition of Senior Preferred Shares pursuant to a purchase or exchange offer made on the same terms to holders of all outstanding Senior Preferred Shares, and unless full cumulative dividends on all outstanding Senior Preferred Shares have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past dividend periods and the then current dividend period, Crown will not purchase or otherwise acquire directly or indirectly through a subsidiary or otherwise, any Senior Preferred Shares.

          (c) If fewer than all of the outstanding Senior Preferred Shares are to be redeemed, the number of shares to be redeemed will be determined by Crown and such shares may be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (as nearly as may be practicable without creating fractional Senior Preferred Shares) or any other equitable method determined by Crown.

          (d) Notice of redemption will be given by publication in a newspaper of general circulation in the City of New York, such publication to be made once a week for two successive weeks commencing not less than 30 nor more than 60 days prior to the Redemption Date. A similar notice will be mailed by Crown, postage prepaid, not less than 30 nor more than 60 days prior to the Redemption Date, addressed to the respective holders of record of the Senior Preferred Shares to be redeemed at their respective addresses as they appear on the share transfer records of Crown. No failure to give such notice or any defect therein or in the mailing thereof will affect the validity of the proceeding for the redemption of any Senior Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state: (i) the Redemption Date; (ii) the redemption price; (iii) the aggregate number of Senior Preferred Shares to be redeemed and, if less than all Senior Preferred Shares held by the shareholder are to be redeemed, the number of Senior Preferred Shares to be redeemed; (iv) the place or places where the Senior Preferred Shares are to be surrendered for payment of the redemption price; and (v) that dividends on the Senior Preferred Shares to be redeemed will cease to accrue on such Redemption Date. If fewer than all the Senior Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of Senior Preferred Shares to be redeemed from such holder. If notice of redemption of any Senior Preferred Shares has been properly given and if funds necessary for such redemption have been irrevocably set aside by Crown in trust for the benefit of the holders of any of the Senior Preferred Shares so called for redemption, then from and after the Redemption Date dividends will cease to accrue on such Senior Preferred Shares, such Senior Preferred Shares will no longer be deemed to be outstanding and all rights of the holders of such Senior Preferred Shares will terminate except for the right to receive the applicable redemption price and other amounts payable in respect of such Senior Preferred Shares.

          (e) The holders of the Senior Preferred Shares at the close of business on a Preferred Dividend Record Date will be entitled to receive the dividend payable with respect to such Senior Preferred Shares on the corresponding Preferred Dividend Payment Date notwithstanding the redemption thereof between such Preferred Dividend Record Date and the corresponding Preferred Dividend Payment Date or Crown's default in the payment of the dividend due. Except as provided above, Crown will make no payment or allowance for unpaid dividends, whether or not in arrears, on Senior Preferred Shares called for redemption.

          (f) All Senior Preferred Shares redeemed shall be retired and shall be restored to the status of authorized and unissued preferred shares, without designation as to series, and subject to the applicable limitations set forth herein may thereafter be reissued as any series of preferred shares.

          (g) The Senior Preferred Shares have no stated maturity and will not be subject to any sinking fund.


          Section 5 Voting Rights.

          (a) Holders of the Senior Preferred Senior Preferred Shares will not have any voting rights, except as set forth below or as otherwise from time to time required by law. Subject to the provisions in the Declaration regarding Excess Shares (as defined in the Declaration), in any matter in which the Senior Preferred Shares may vote, including any action by written consent, each Senior Preferred Share will be entitled to one vote. The holders of each Senior Preferred Share may separately designate a proxy for the vote to which that Senior Preferred Share is entitled.

          (b) Whenever dividends on any Senior Preferred Shares have been in arrears for six or more quarterly periods (regardless of whether such periods are consecutive), the holders of such Senior Preferred Shares (voting separately as a class with all other series of preferred shares upon which rights to vote on such matter with Senior Preferred Shares have been conferred and are then exercisable) will be entitled to vote for the election of two additional trustees of Crown at a special meeting called by the holders of record of at least 10% of the Senior Preferred Shares and such other preferred shares, if any (unless such request is received less than 90 days before the date fixed for the next annual or special meeting of the shareholders), or at the next annual meeting of shareholders, and at each subsequent annual meeting until all dividends accumulated on such Senior Preferred Shares for the past dividend periods and the then current dividend period have been fully paid or declared and a sum sufficient for the payment thereof set aside for payment. In such event, the entire Board of Trustees will be increased by two trustees. Each of such two trustees will be elected to serve until the earlier of (i) the election and qualification of such trustee's successor or (ii) payment of the dividend arrearage for the Senior Preferred Shares.

          (c) If any trustee so elected by the holders of the Senior Preferred Shares shall cease to serve as a trustee before such trustee's term shall expire, the holders of the Senior Preferred Shares (and any other series of preferred shares, if any, entitled to vote on such matter, as described above) then outstanding may, at a special meeting of the holders called as provided above, elect a successor to hold office for the unexpired term of the trustee whose place shall be vacant.

          (d) So long as any Senior Preferred Shares remain outstanding, Crown will not (i) without the affirmative vote or consent of the holders of all the Senior Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), authorize, create or issue, or increase the authorized or issued amount of, any class or series of capital shares ranking senior to the Senior Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up, or create, authorize or issue any obligation or security convertible into or evidencing the right to purchase any such shares; or (ii) without the affirmative vote or consent of the holders of at least two-thirds of the Senior Preferred Shares outstanding at the time, given in person or by proxy, either in writing or at a meeting (such series voting separately as a class), amend, alter or repeal the provisions of the Declaration, whether by merger, consolidation or otherwise, so as to materially and adversely affect any right, preference, privilege or voting power of the Senior Preferred Shares or the holders thereof; provided, however, that any increase in the amount of the authorized preferred shares, or the creation or issuance of any other series of preferred shares, or any increase in the amount of authorized shares of preferred shares or any other series of preferred shares, in each case ranking on a parity with or junior to the Senior Preferred Shares with respect to payment of dividends or the distribution of assets upon liquidation, dissolution or winding up of Crown, will not be deemed to materially and adversely affect such rights, preferences, privileges or voting powers.

          (e) The foregoing voting provisions will not apply if, at or prior to the time when the act with respect to which such vote would otherwise be required is effected, all outstanding Senior Preferred Shares have been redeemed or called for redemption upon proper notice and sufficient funds have been deposited in trust to effect such redemption.


          Section 6 Ranking.

          The Senior Preferred Shares will, with respect to dividend rights and rights upon liquidation, dissolution or winding up of Crown, senior to all existing or future classes or series of equity securities of Crown, except that Crown may issue additional preferred shares which are pari passu with the Senior Preferred Shares so long as the aggregate liquidation preference of all of the Senior Preferred Shares, together with any such additional preferred shares outstanding, does not exceed $143,750,000.

          Section 7 Restrictions on Transfer.

          The   Senior  Preferred  Shares  shall  be  subject  to  the
     limitations   on  ownership  and  transfer  set  forth   in   the
     Declaration.

          SECOND:    The  Senior  Preferred  Shares  have  been  classified  and designated by the Board of Trustees under the authority contained in the Declaration.

          THIRD:    These Articles Supplementary have been approved by the Board of Trustees in the manner and by the vote required by law.

          FOURTH: The undersigned Executive Vice President and Chief Financial Officer acknowledges these Articles Supplementary to be the trust act of Crown and, as to all matters or facts required to be verified under oath, the
undersigned acknowledges   that  to  the best of his knowledge, information and
belief, these matters and facts are true in all material respects and that this statement is made under the penalties of perjury.

          IN WITNESS WHEREOF, Crown has caused these Articles Supplementary to be signed in its name and on its behalf by its Executive Vice President and Chief Financial Officer and attested to by its Secretary on this 3rd day of July, 1997 and its said Executive Vice President and Chief Financial Officer acknowledges under the penalties of perjury that these Articles Supplementary are the corporate act of Crown and that to the best of his knowledge, information and belief, the matters and facts set forth herein are true in all material respects.

                                   CROWN AMERICAN REALTY TRUST


                                   By:       /s/John M. Kriak
                                   Name:     John M. Kriak
                                   Title:    Executive Vice President and Chief
                                             Financial Officer
Attest:


By:
  Name:
  Title:  Secretary